Exhibit 4.13

VIATRIS INC.

JUNIOR SUBORDINATED INDENTURE

Dated as of          ,

THE BANK OF NEW YORK MELLON

as Trustee

Table Showing Reflection in Indenture of Certain
Provisions of Trust Indenture Act of 1939, as
amended*

Reflected in Indenture

Trust Indenture Act Section	Indenture Section
310 (a) (1)	7.09
(a) (2)	7.09
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.09
(b)	7.03; 7.09
311 (a)	7.11
(b)	7.11
312 (a)	2.07
(b)	12.05
(c)	12.05
313 (a)	7.10
(b) (1)	N.A.
(b) (2)	7.10
(c)	7.10
(d)	7.10
314 (a)	4.03; 12.02; 12.04
(b)	N.A.
(c) (1)	12.03
(c) (2)	12.03
(c) (3)	N.A.
(d)	N.A.
(e)	12.04
(f)	N.A.
315 (a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
(a) (1) (A)	6.05
(a) (1) (B)	6.04
(a) (2)	N.A.
316 (a) (last sentence)	2.11
(b)	6.07
(c)	8.03
317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.06
318 (a)	12.01

N.A. means not applicable.
*	This Cross Reference Table is not part of the Indenture.

i

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JUNIOR SUBORDINATED INDENTURE, dated as of          ,          , among Viatris Inc., a Delaware corporation, as issuer, the Guarantors (as defined in Section 1.01) and The Bank of New York Mellon, a New York banking corporation, as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Securities” means, with respect to a series of Securities, additional Securities of such series (other than the Initial Securities of such series) issued hereunder from time to time in accordance with Sections 2.02 and 2.18, as part of the same or a different series as the Initial Securities of such series.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar, co-Registrar or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law, the Netherlands Bankruptcy Act (Faillissementswet) or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment for a series of Securities are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Viatris Inc., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Company Order” means a written request or order signed in the name of the Company by its chairman or executive chairman, as applicable, of the Board of Directors, its chief executive officer or chief financial officer, its president or a vice president, a treasurer, an assistant treasurer, its controller, an assistant controller, its secretary or an assistant secretary, or any other officer designated in an Officer’s Certificate, and delivered to the Trustee.

“Company’s Indenture Obligations” means, with respect to any series of Securities, the Obligations with respect to the Securities of such series of the Company and any other obligor under this Indenture or under the Securities of such series to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due, under or in connection with this Indenture and the Securities of such series, and the performance of all other Obligations with respect to the Securities of such series, to the Trustee and to the Holders of the Securities of such series under this Indenture and the Securities of such series, in each case according to the respective terms thereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Pittsburgh, Pennsylvania shall be principally administered, which office as of the date of this Indenture is located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Currency” means U.S. Dollars or any Foreign Currency.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian, curator or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of one or more Global Securities, the Person designated as the Depositary by the Company pursuant to Section 2.02 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy less any present or future taxes, duties, assessments or governmental charges of whatever nature payable as a result of or arising out of the disposition of such asset or property.  Fair Market Value shall be determined in good faith by the Company.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principles in effect on December 31, 2018 shall apply), including, without limitation, those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means any Security that evidences all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 2.17 and bearing the legend prescribed in Section 2.17(a).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)          to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)          entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1)          endorsements for collection or deposit in the ordinary course of business; or

(2)          a contractual commitment by one Person to invest in another Person.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means (i) initially on the execution of this Indenture, each of the entities, if any, listed on Schedule A, attached hereto, and (ii) any other Subsidiary of the Company that Guarantees the Company’s Indenture Obligations from time to time, in each case during such periods that such entity Guarantees the Company’s Indenture Obligations in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means the Person in whose name a Security is registered on the Security register.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)          the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)          all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3)          all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)          all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(5)          to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(6)          all Attributable Receivables Indebtedness;

(7)          all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8)          all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of the Company of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdbacks, milestones and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.02; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 2.02, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee, but to which such Person, as such Trustee, was not a party; provided further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

“Individual Securities” means a Security that is substantially in the form attached to the supplemental indenture or Company Order authorizing such Security and that is not a Global Security.

“Initial Securities” means, for a series of Securities, the first Securities of such series issued under this Indenture.

“interest” means, unless the context otherwise requires, interest payable on any Securities, and with respect to an Original Issue Discount Security that by its terms bears interest only after the Maturity Date, interest payable after the Maturity Date.

“Interest Payment Date” means, with respect to any Securities, the date specified in such Securities for the payment of any installment of interest on those Securities.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means, with respect to a series of Securities, the date on which such Securities are initially issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date,” when used with respect to any Security, means the date on which the principal amount of such Security becomes due and payable as therein or herein provided.

“Mylan Indentures” means the following:

(1)          Indenture dated as of November 29, 2013, between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee;

(2)          First supplemental indenture dated as of November 29, 2013, between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(3)          Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(4)          Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(5)          Fourth supplemental indenture dated as of November 16, 2020, among Mylan Inc., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V. and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(6)          Indenture dated as of June 9, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee;

(7)          First supplemental indenture dated as of November 16, 2020, among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and The Bank of New York Mellon, as trustee, to the indenture dated as of June 9, 2016;

(8)          Indenture dated as of November 22, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and Citibank, N.A., London Branch, as trustee;

(9)          First supplemental indenture dated as of November 16, 2020, among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and Citibank, N.A., London Branch, as trustee, to the indenture dated as of November 22, 2016;

(10)        Indenture dated as of April 9, 2018, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee; and

(11)        First supplemental indenture dated as of November 16, 2020, among Mylan Inc., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V. and The Bank of New York Mellon, as trustee, to the indenture dated as of April 9, 2018.

“Mylan Notes” means any senior notes issued under the Mylan Indentures and that remain outstanding on the applicable Issue Date.

“Notation of Guarantee” means a notation of guarantee substantially in the form attached as Exhibit A hereto.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the chief executive officer, the president, the chief financial officer or any vice president, any treasurer, any assistant treasurer, the controller, the secretary or any assistant secretary of the specified Person.

“Officer’s Certificate” means a certificate which meets the requirements of Section 12.03, signed by the chairman or executive chairman, as applicable, of the Board of Directors, the chief executive officer, the chief financial officer, the president or a vice president, a treasurer, an assistant treasurer, the controller, the secretary or an assistant secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion which meets the requirements of Section 12.03 from legal counsel, who is reasonably acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities, means the place or places where the principal of (and premium, if any) and interest on the Securities are payable as specified as contemplated by Section 4.02.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1)          a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2)          any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated pursuant to an Officer’s Certificate (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in the case of either of clause (a) or (b):

(1)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A)  is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B)  is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C)  subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2)          the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)          is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date,” when used with respect to any Security to be redeemed pursuant to Article III of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article III.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Sale Leaseback Transaction” means the leasing by the Company or any Domestic Subsidiary of the Company of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Domestic Subsidiary of the Company or between Domestic Subsidiaries of the Company), which property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

“Securities” means, collectively, each series of junior subordinated debentures, notes, bonds or other evidences of indebtedness issued from time to time hereunder. The Securities issued under this Indenture include, for each series of Securities, the Initial Securities of such series and Additional Securities of such series, if any, unless the context otherwise requires.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Security Custodian” means, with respect to any Global Security, the custodian appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

“Senior Indebtedness” means the principal, premium, if any, and interest and any additional amounts on all Indebtedness of the Company, whether created, incurred or assumed prior to, on or after the date of this Indenture; provided that such Senior Indebtedness shall not include any of Indebtedness of the Company that, by the terms of the instrument creating or evidencing such Indebtedness, is specifically designated as being either subordinated to or pari passu with any Subordinated Indebtedness or subordinated to or pari passu with the Securities.

“Senior Nonmonetary Default” means the occurrence or existence and continuance of any event of default with respect to any Senior Indebtedness, other than a Senior Payment Default, permitting the holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

“Senior Payment Default” means any default in the payment of principal, premium, if any, or interest or any additional amount on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

“series” refers to each separate series of Securities issued under this Indenture.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means the principal, premium, if any, and interest and any additional amounts on all Indebtedness of the Company that is subordinated to any Senior Indebtedness, whether created, incurred or assumed before, on or after the dat of this Indenture; provided that Subordinated Indebtedness shall not include any Indebtedness of the Company which by the terms of the instrument creating or evidencing such Indebtedness is specifically designated as being subordinated to or pari passu with the Securities.

“Subordinated Nonmonetary Default” means the occurrence or existence and continuance of any event of default with respect to any Subordinated Indebtedness, other than a Subordinated Payment Default, permitting the holders of such Subordinated Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Subordinated Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

“Subordinated Payment Default” means any default in the payment of principal, premium, if any, or interest or any additional amount on any Subordinated Indebtedness of the Company when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)          any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 as amended (15 U.S. Code §§ 77aaa-77bbbb).

“Triggering Indebtedness” means Indebtedness of the Company owed to a Person, other than the Company or any Subsidiary of the Company, that has an aggregate principal amount or committed amount in excess of $500.0 million.

“Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or an instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Wholly Owned Subsidiary” means a Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares.

Section 1.02. Other Definitions.

Term	Defined in Section
“Agent Members”	2.17
“Authenticating Agent”	7.12
“Authorized Officers”	12.02
“Covenant Defeasance”	9.02
“Designated Currency”	2.21
“Event of Default”	6.01
“Exchange Rate”	6.01
“Instructions”	12.02
“Legal Defeasance”	9.02
“Mandatory Sinking Fund Payment”	11.01
“Optional Sinking Fund Payment”	11.01
“Payment Blockage Period”	13.04
“Paying Agent”	2.05
“Proceeding”	13.03
“Registrar”	2.05
“Representative”	13.04
“Securities Payment”	13.03
“Successor Company”	5.01

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1)  a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)  unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(3)  “or” is not exclusive;

(4)  words in the singular include the plural, and in the plural include the singular;

(5)  “will” shall be interpreted to express a command;

(6)  words used herein implying any gender shall apply to both genders;

(7)  “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(8)  “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(9)  references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(10)  references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires; and

(11)  references to the payment of principal amount of Securities shall, in the case of Original Issue Discount Securities, be read as payment of such portion of principal amount as may be specified in the terms of such series.

Section 1.04. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on this indenture securities” means the Company or any other obligor on the Securities.

All other terms used in this Indenture (other than those defined herein) that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

ARTICLE II
THE SECURITIES

Section 2.01. Terms of the Securities.

(a)  The Securities of each series shall be substantially in the form set forth in a Company Order or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)  The terms and provisions of the Securities shall constitute, and are expressly made, a part of this Indenture, and, to the extent applicable, the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

Section 2.02. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be set forth in a Company Order or in one or more indentures supplemental hereto, at or prior to the issuance of Securities of any series:

(a)  the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that Additional Securities of an existing series are being issued);

(b)  any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 8.04);

(c)  the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)  the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or Additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)  if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(f)  if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method, including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g)  if the principal of, premium, if any, or interest on Securities of the series is to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h)  the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of such series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(i)  the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j)  the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k)  if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l)  if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(m)  the guarantors, if any, of the Securities of the series (and any change to the subordination provisions that apply to the Guarantees of such guarantors with respect to the series from those contained in Section 10.09) and any additions or changes to permit or facilitate guarantees of such Securities;

(n)  whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(o)  any addition to or change in the provisions related to satisfaction and discharge or defeasance of Securities of the series in whole or in part;

(p)  whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and any addition to or change in the terms and conditions upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for Individual Securities;

(q)  the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(r)  the form of the Securities of the series;

(s)  if the Securities of the series are to be convertible into or exchangeable for any securities or Property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(t)  [Reserved];

(u)  any restriction or condition on the transferability of the Securities of such series;

(v)  any addition to or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(w)  any addition to or change in the provisions related to supplemental indentures set forth in Sections 8.02 and 8.07 which applies to Securities of such series;

(x)  provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y)  any addition to or change in the Events of Default which applies to Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 and any addition to or change in the provisions set forth in Article VI which applies to Securities of the series;

(z)  whether the Securities of such series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other Indebtedness of the Company or any Guarantor (subject to the subordination provisions applicable to the Securities of such series and the Guarantees thereof, as applicable);

(aa)  any addition to or change in the covenants set forth in Article IV or Article V which applies to Securities of the series;

(bb)  any change to any subordination provision that applies to the Securities of the series and the Guarantees thereof from those contained in Article XIII and Section 10.9, respectively, with respect to the Securities, and any change to the definition of Senior Indebtedness or Subordinated Indebtedness that shall apply to the Securities of the series from the definition contained herein; and

(cc)  any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order or in one or more indentures supplemental hereto.

Section 2.03. Execution and Authentication.

(a)  The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, chief executive officer, chief financial officer, controller or assistant controller, president or any vice president, any treasurer or any assistant treasurer, secretary or any assistant secretary or any other officer designated in an Officer’s Certificate. The signature of any of these officers on the Securities may be manual or electronic. Typographic and other minor defects in any electronic signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered to the Trustee.

(b)  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth in Section 2.04(a) executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(d)  The Securities shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified pursuant to Section 2.02 with respect to Securities of any series.

(e)  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if not previously delivered, a supplemental indenture or Company Order as contemplated by Section 2.02 setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(f)  In authenticating the Securities of any series for original issuance and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 12.03, stating that the conditions precedent, if any, provided for in this Indenture relating to the authentication and delivery of such Securities have been complied with.

Such Opinion of Counsel shall further state:

(1)
that the form of such Securities has been established by a supplemental indenture or by or pursuant to a Company Order in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(2)	that the terms of such Securities have been established in accordance with Sections 2.01 and 2.02 and in conformity with the other provisions of this Indenture; and

(3)
that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general applicability relating to or affecting the enforcement of creditors’ rights from time to time in effect and to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(g)  The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 2.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities or this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(h)  Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 2.02 with respect to the Securities of such series.

(i)  Notwithstanding the provisions of Section 2.01 and of this Section 2.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 2.03 must be delivered only once prior to the authentication and delivery of the first Security of such series.

Section 2.04. Forms of Certificate of Authentication.

(a)  The Trustee’s certificates of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Junior Subordinated Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated:

(b)  If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Junior Subordinated Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:	[NAME OF AUTHENTICATING AGENT]
as Authenticating Agent

By:
Authorized Signatory

Dated:

Section 2.05. Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06.

The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Securities and this Indenture, and the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes, and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

Section 2.06. Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Security shall not be subject to claims of the holders of Senior Indebtedness or Subordinated Indebtedness under Section 10.9 or Article XIII.

Section 2.07. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.08. Transfer and Exchange.

(a)  When Securities are presented to the Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute, and the Trustee shall authenticate, new Securities evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.12, 3.07 or 8.04 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Security of any series for a period of 15 days immediately preceding the redemption of Securities of such series, except the unredeemed portion of any Security being redeemed in part.

(b)  Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

(c)  In case a Successor Company has executed an indenture supplemental hereto with the Trustee, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.08 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

(d)  Each Holder of a Security agrees to indemnify the Company, the Guarantors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(e)  None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09. Replacement Securities.

If a mutilated Security of any series is surrendered to the Registrar or the Trustee, or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of such series if the Holder of such Security furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Security and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Security. Every replacement Security shall constitute a contractual obligation of the Company.

Section 2.10. Outstanding Securities.

The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.02 and 9.03, on or after the date on which the conditions set forth in Section 9.02 or 9.03 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.10 as not outstanding. Subject to Section 2.11, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02. The principal amount of a Security denominated in a Foreign Currency that shall be deemed to be outstanding for such purposes shall be the amount calculated pursuant to Section 2.20(b).

Section 2.11. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company, any other obligor on the Securities or any of their respective Affiliates.

Section 2.12. Temporary Securities.

Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Securities of such series. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the Individual Securities represented thereby pursuant to this Section 2.12 or Section 2.08, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 2.13. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation along with a Company Order directing the cancellation thereof. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or credit against any sinking fund. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Securities to the Company. The Company may not reissue or resell, or issue new Securities to replace Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).

Section 2.14. Defaulted Interest.

If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall deliver in accordance with the procedures of the Depositary to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.15. Identifying Number.

The Company in issuing the Securities of a series may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Securities of such series, and that reliance may be placed only on the other identification numbers printed on the Securities of such series. The Company shall promptly notify the Trustee of any such CUSIP, ISIN or other similar number used by the Company in connection with the issuance of Securities of a series and of any change in the CUSIP, ISIN or other similar number.

Section 2.16. Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money in the Currency in which such Securities are denominated sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on a Global Security shall be payable to the Depositary of such Global Security or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Securities represented thereby. The principal and interest on Individual Securities shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.17. Global Securities.

(a)  If the Company shall establish pursuant to Section 2.02 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect, or such other legend(s) as the Company and the Depositary may agree:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE NOMINEE OF THE DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [THE NOMINEE OF THE DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [THE NOMINEE OF THE DEPOSITARY], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture. Any endorsements of a Global Security to reflect the amount of increase or decrease in the amount of outstanding Securities of the series represented thereby shall be made by the Security Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian.

(b)  Each Depositary designated pursuant to Section 2.02 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(c)  Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d)  None of the Company, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Securities.

(e)  Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

(1)  Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 2.17(b) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (B) the Company executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (e), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

(2)  The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A)  the Security Custodian and Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B)  the Company shall promptly execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C)  the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.07, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Individual Securities had been issued.

(3)  If specified by the Company pursuant to Section 2.02 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver:

(A)  to each Person specified by such Depositary a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)  to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

(4)  In any exchange provided for in clauses (1) through (3), the Company will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

(5)  Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section 2.17 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(f)  In the event that Individual Securities of a series are issued in exchange for beneficial interests in Global Securities of such series in accordance with this Section 2.17, on or after such event when Individual Securities of such series are presented by a Holder to the Registrar with a request: (x) to register the transfer of such Individual Securities to a person who shall take delivery thereof in the form of Individual Securities only; or (y) to exchange such Individual Securities for an equal principal amount of Individual Securities of such series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under this Indenture are satisfied; provided, however, that the Individual Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in the supplemental indenture or Company Order authorizing the applicable Securities, and in each case in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(g)  In the event that Individual Securities of a series are issued in exchange for beneficial interests in Global Securities of such series and, thereafter, the events or conditions specified in Section 2.17(e)(1) or (2) which required such exchange shall cease to exist, the Company shall send notice to the Trustee and to the Holders of Securities of such series stating that such Holders may exchange Individual Securities of such series for interests in Global Securities of such series by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.  Thereafter, if Individual Securities of such series are presented by a Holder to the Registrar with a request: (x) to register the transfer of such Individual Securities to a person who shall take delivery thereof in the form of a beneficial interest in a Global Security of such series; or (y) to exchange such Individual Securities for an equal principal amount of beneficial interests in a Global Security of such series, which beneficial interests shall be owned by the Holder transferring such Individual Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Individual Security and causing, or directing the Security Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then-outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security of such series in accordance with Section 2.03; provided, however, that the Individual Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in the supplemental indenture or Company Order authorizing the applicable Securities, and in each case in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(h)  Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

Section 2.18.   Issuance of Additional Securities.

(a)  After the initial issue date of a series of Securities, the Company shall be entitled to issue Additional Securities of such series, which Additional Securities shall have identical terms as the Initial Securities of such series, other than with respect to the date of issuance and the amount of the issue price. All the Securities of a series issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase with respect to such series.

(b)   With respect to any Additional Securities of a series, the Company shall set forth in a Company Order, which shall be delivered to the Trustee, the following information:

(i)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(ii)          the issue price, the issue date and the CUSIP, ISIN or other identifying number of such Additional Securities; provided, however, that no Additional Securities of a series may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other Securities of such series issued under this Indenture, unless such Securities bear a separate CUSIP, ISIN or other identifying number.

Section 2.19. Computation of Interest.

Interest on the Securities shall be computed in accordance with the terms of the Securities of a series as specified pursuant to Section 2.02.

Section 2.20.  Currency of Payments in Respect of Securities.

(a)   Except as otherwise specified pursuant to Section 2.02 for any series of Securities, payment of the principal of and premium, if any, and interest on Securities of such series will be made in U.S. Dollars.

(b)   For purposes of any provision of this Indenture where the Holders of outstanding Securities may perform an action that requires that a specified percentage of the Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and premium, if any, and interest on the outstanding Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 2.02 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(c)   Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Company; provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 2.02 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.

Section 2.21.  Judgments.

The Company may provide pursuant to Section 2.02 for Securities of any series that (a) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.02 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

ARTICLE III
REDEMPTION AND PREPAYMENT

Section 3.01. Applicability of Right of Redemption.

Except as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made in accordance with this Article III.

Section 3.02. Election To Redeem; Notices to Trustee.

If the Company elects to redeem any Securities pursuant to this Article III, at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the series of Securities to be redeemed, the Redemption Date and the principal amount of such Securities to be redeemed and the Redemption Price (or, if not then ascertainable, the manner of calculation thereof), and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating that such redemption will comply with the conditions contained this Article III. Notice given to the Trustee pursuant to this Section 3.02 may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. Failure to give such notice, or any defect in such notice, shall not affect the sufficiency of any notice of redemption sent to the Holder of any Security of such series.

Section 3.03. Selection by Trustee of Securities To Be Redeemed.

If the Company elects to redeem less than all of the Securities of any series at any time, in the case of Securities issued in definitive form, the Trustee will select Securities of such series by lot on a pro rata basis (or, in the case of Global Securities, the Securities will be selected in accordance with the applicable procedures of the relevant Depositary) unless an alternative method of selection is otherwise required by law or applicable stock exchange or Depositary requirements.

The Trustee shall promptly notify the Company of the Securities selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.

The Company will redeem Securities of $2,000 or less in whole and not in part. For all purposes of this Indenture, unless the context otherwise requires, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.04. Notice of Redemption.

The Company will cause notices of redemption to be sent by electronic transmission or by first-class mail at least 10 but not more than 60 days before the Redemption Date to each Holder of Securities of the series to be redeemed at its registered address or otherwise in accordance with the applicable procedures of the Depositary. The Company may provide in the notice that payment of the Redemption Price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another Person. Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent.

The notice shall identify the Securities to be redeemed (including the series and the CUSIP, ISIN or other identifying numbers thereof) and shall state:

(1)  the Redemption Date;

(2)  the Redemption Price (or, if not then ascertainable, the manner of calculation thereof);

(3)  if fewer than all outstanding Securities of a series are to be redeemed, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date and upon surrender of such Security, a new Security or Securities of the applicable series in principal amount equal to the unredeemed portion will be issued;

(4)  the name and address of the Paying Agent;

(5)  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)  that unless the Company defaults in the payment of the applicable Redemption Price, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

(7)  if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(8)  the aggregate principal amount of Securities of such series that are being redeemed;

(9)  that the redemption is for a sinking fund, if such is the case;

(10)  the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(11)  that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other identifying number, if any, listed in such notice or printed on the Securities.

At the Company’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

If the Redemption Price is not ascertainable on the date on which the notice of redemption is delivered, the Company shall send to the Trustee, at least one Business Day prior to the Redemption Date, the Redemption Price.

Section 3.05. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.04 is delivered, except as provided in the last sentence of the first paragraph of Section 3.04, Securities called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, including any premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date; provided that (a) if the Redemption Date is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, shall be paid to the Holder in whose name the Security is registered at the close of business on such regular record date, and no additional interest will be payable to Holders whose Securities are subject to redemption by the Company; and (b) if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if delivered in the manner provided in Section 3.04, shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

Section 3.06. Deposit of Redemption Price.

On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money in the Currency in which such Securities are denominated (except as provided pursuant to Section 2.02) sufficient to pay the Redemption Price of, including premium, if any, and accrued and unpaid interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued and unpaid interest, if any, on Securities called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price of and, subject to Section 3.05, accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. If any Security surrendered for redemption shall not be so paid because of the failure of the Company to comply with the preceding paragraph, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Securities.

Section 3.07. Securities Redeemed in Part.

If any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new Security of the applicable series in a principal amount equal to the unredeemed portion of the original Security in the name of the Holder upon cancellation of the original Security; except that if a Global Security is so redeemed, the balance of such Global Security shall be reduced in accordance with Section 2.17. Securities called for redemption become due on the date fixed for redemption. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Securities or portions thereof called for such redemption on the Redemption Date.

ARTICLE IV
COVENANTS

Section 4.01. Payment of Principal, Premium and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 4.02. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for Securities an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Reports to Holders.

(a)  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such sections; provided, however, that (1) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (2) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to Holders any such information, documents or reports that are not so filed. The Company will also comply with the other provisions of TIA § 314(a), including the provision of the compliance certificate under TIA § 314(a)(4), which compliance certificate shall be delivered to the Trustee, commencing with the first fiscal year in which Securities are offered pursuant to this Indenture. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)  Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of Section 6.01(4) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% of the principal amount of the applicable series of Securities.

(c)  Notwithstanding anything herein to the contrary, the information, documents and reports required pursuant to this Indenture may, at the option of the Company, instead be those of any direct or indirect parent entity of the Company so long as such parent entity fully and unconditionally guarantees, by execution of this Indenture or a supplemental indenture, the obligations of the Company in respect of the Securities and such parent entity and the Company comply with the requirements of Rule 3-10 and Rule 13-01 of Regulation S-X promulgated by the Commission (or any successor provisions).

Section 4.04. Additional Guarantees.

Except as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, if any Subsidiary of the Company (other than a Receivables Entity) that was not a Guarantor at the time of the execution of this Indenture becomes a guarantor or an obligor in respect of any Triggering Indebtedness, within 10 Business Days of such event, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a junior subordinated basis as provided in Article X; provided that in no event shall a Subsidiary of the Company be required to provide a Guarantee of the Company’s Indenture Obligations if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

Notwithstanding the foregoing, any Guarantee by any Guarantor shall be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any Holder of the Securities or any other person in accordance with Section 10.07.

Each Guarantee shall be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 4.05. Compliance Certificate.

Except as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities:

(a)  The Company and any Guarantor shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer (or, if no such officer exists, a board member), to such person’s knowledge, of the compliance by the Company or any Guarantor, as applicable, with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such Person may have knowledge. Such certificates need not comply with Sections 12.03 and 12.04 of this Indenture.

(b)  So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

ARTICLE V
SUCCESSORS

Section 5.01. Consolidation, Merger and Sale of Assets.

Except as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities:

(a)  The Company will not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another Person, or sell or lease all or substantially all the assets of the Company and its Subsidiaries to, any entity, unless:

(1)  either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the “Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2)  immediately after such transaction, no Default shall have occurred and be continuing; and

(3)  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture (if any) comply with this Indenture.

(b)  For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)  The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the Company, as the predecessor company, except in the case of a lease, shall be released from all obligations under this Indenture and the Securities.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Except where otherwise indicated by the context, the term is otherwise defined for a specific purpose or as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, the term “Event of Default” as used in this Indenture with respect to the Securities of a series shall mean one of the following described events unless it is inapplicable to a particular series:

(1)  a failure to pay interest on the Securities of such series that continues for a period of 30 days after payment is due;

(2)  a failure to pay the principal or premium, if any, on the Securities of such series when due upon maturity, redemption (otherwise than pursuant to a sinking fund), acceleration or otherwise;

(3)  a failure to comply with Section 5.01;

(4)  a failure to comply with (x) any of the Company’s and the Guarantors’ other applicable agreements contained in this Indenture and applicable to the Securities of such series (other than (i) a failure that is subject to clause (1), (2) or (3) of this Section 6.01 or (ii) a failure to comply with Section 4.03) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the Holders of at least 25% of the principal amount of the applicable series of Securities) or (y) the requirements set forth in Section 4.03 for a period of 120 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the Holders of at least 25% of the principal amount of the applicable series of Securities);

(5)  [Reserved];

(6)  [Reserved];

(7)  any Guarantee by a Significant Subsidiary of the Company’s Indenture Obligations under the Securities of such series shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Significant Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee by such Significant Subsidiary of the Company’s Indenture Obligations under the Securities of such series, and any such Default continues for 10 days;

(8)  the Company or any Significant Subsidiary:

(A)  commences a voluntary insolvency proceeding;

(B)  consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C)  consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)  makes a general assignment for the benefit of its creditors;

(E)  generally is not paying its debts as they become due; or

(F)  takes any comparable action under any foreign laws relating to insolvency;

provided, however, that the liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8);

(9)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(B)  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of their property;

(C)  orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary;

(D)  orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary; or

(E)  grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 days;

(10)   the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 days; and

(11)  the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 2.02.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing provisions of this Section 6.01, if the principal or any premium or interest on any Security is payable in a Currency other than U.S. Dollars and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equal to the U.S. Dollars equivalent of the amount payable in such other Currency, as determined by the Company’s agent in accordance with Section 2.20 by reference to the noon buying rate in The City of New York for cable transfers for such Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in U.S. Dollars where the required payment is in a Currency other than U.S. Dollars will not constitute an Event of Default under this Indenture.

Section 6.02. Acceleration of Maturity; Rescission.

Except as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, if an Event of Default with respect to the Securities of a series (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) with respect to the Company) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Securities of such series may declare to be immediately due and payable the principal amount of all of the Securities of such series then outstanding, plus accrued but unpaid interest thereon, if any, to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) with respect to the Company shall occur, such amount with respect to all the Securities shall become automatically due and payable immediately without any further action or notice. However, a notice of Default or notice of continuing Event of Default (including any declaration of acceleration) with respect to the Securities of any series may not be given with respect to any action taken, and reported publicly or to Holders of the Securities of such series, more than two years prior to such notice. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the applicable person, the registered Holders of a majority in principal amount of the then outstanding Securities of such series may cancel such acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of Securities of any series, unless such Holders have offered to the Trustee reasonable security and/or indemnity to its satisfaction. Subject to Section 7.06, the Holders of a majority in aggregate principal amount of any series of Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Securities of such series.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Securities of each applicable series or to enforce the performance of any provision of the Securities of each applicable series or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

Section 6.04. Waiver of Past Defaults and Events of Default.

Provided the Securities of a series are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Securities of such series may on behalf of the Holders of all the affected Securities of such series waive any past Default with respect to such series of Securities and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Security or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities of the applicable series will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Securities.

Section 6.06. Limitation on Suits.

No Holder of the Securities of a series will have any right to institute any proceeding with respect to this Indenture, or for any remedy hereunder, unless:

(1)  the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(2)  the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series have made a written request, and offered to the Trustee reasonable security and/or indemnity satisfactory to it to institute such proceeding as Trustee; and

(3)  the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Securities of such series a direction that is inconsistent with such request.

However, the Holder of any Security will have an absolute and unconditional right to receive payment of the principal of, and premium, if any, or interest on, such Security on or after the date or dates they are to be paid as expressed in such Security and to institute suit for the enforcement of any such payment.

Section 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of or premium, if any, or interest, if any, on such Security (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities shall not be impaired or affected without the consent of such Holder.  Notwithstanding the foregoing, each Holder of a Security, and each owner of a beneficial interest in a Security, shall be deemed to acknowledge and agree that the release of any Guarantee in accordance with the terms of this Indenture shall not impair the right of such Holder or owner to receive any payment of the principal of or premium, if any, or interest, if any, on such Security, and each such Holder and each such owner, by acquiring any interest in a Security, thereby consents to any such release and waives any and all claims against the Trustee, the Company and any Guarantor in connection with such release.

Section 6.08. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Securities) for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10. Priorities.

Any money or property collected by the Trustee pursuant to this Article VI, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall, subject to Section 10.9 and Article XIII, be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the affected Securities for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Securities; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of a series then outstanding.

Section 6.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII
TRUSTEE

Section 7.01. Duties of Trustee.

(a)  If a Responsible Officer of the Trustee has received written notice that an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f)  The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by the law.

(g)  The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02. Rights of Trustee.

Subject to Section 7.01:

(a)  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or electronic form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)  Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c)  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require an Officer’s Certificate or an Opinion of Counsel (or both), which shall comply with the requirements of Section 12.03, and, in the absence of bad faith on its part, may conclusively rely upon such Officer’s Certificate or Opinion of Counsel (or both). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d)  The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e)  The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f)  The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)  The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k)  The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)  Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m)  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any Governmental Authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n)  The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the TIA, it must eliminate such conflict within 90 days or resign; provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest of participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met, other than the fact that such indentures are not described herein.

Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.

Section 7.04. Trustee’s Disclaimer.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05. Notice of Defaults.

Within 90 days after the occurrence thereof, and if known to the Trustee pursuant to Section 7.02(j), the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee pursuant to Section 7.02(j), by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Securities kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of a series when and as the same shall become payable, or to make any sinking fund payment as to the Securities of a series (including payments pursuant to a redemption or repurchase of the Securities pursuant to the provisions of this Indenture), the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06. Compensation and Indemnity.

(a)  The Company shall pay to the Trustee and Agents from time to time such reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence.

(b)  The Company shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable and documented attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable and documented costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company has been materially prejudiced thereby. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable and documented fees and expenses of such counsel.

(c)  Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence.

(d)  To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Securities.

(e)  The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the lien provided for under this Section 7.06 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f)  In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or Section 6.01(9) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g)  For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.

Section 7.07. Replacement of Trustee.

(a)  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)  The Trustee may resign at any time by so notifying the Company in writing no later than 30 calendar days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by notifying the Company and the removed Trustee in writing no later than 30 calendar days prior to the date of the proposed removal and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1)  the Trustee fails to comply with Section 7.09;

(2)  the Trustee is adjudged bankrupt or insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3)  a receiver or other public officer takes charge of the Trustee or its property; or

(4)  the Trustee otherwise becomes incapable of acting.

(c)  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d)  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

(e)  If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall transmit notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Consolidation, Merger, etc.

Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article VII. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities and any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met, other than the fact that such indentures are not described herein.

Section 7.10. Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after June 15 of any year, commencing on the first June 15 after the issuance of Securities pursuant to this Indenture, for so long as Securities of any series remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit all reports as required by TIA § 313(c) and comply with TIA § 313(d).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12. Appointment of Authenticating Agent.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States or any state thereof, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100.0 million (together with its corporate parent) as set forth in the most recent applicable published annual report of condition and subject to supervision or examination by federal or state authorities. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article VII, it shall resign immediately in the manner and with the effect specified in this Article VII.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Article VII, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.12.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.12.

ARTICLE VIII
AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders.

Except as otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, the Company, the Guarantors and the Trustee may modify or amend this Indenture without the consent of any Holder of a Security of any series to:

(1)  cure any ambiguity, defect, mistake or inconsistency in this Indenture;

(2)  provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)  comply with the provisions of Section 4.04 or 5.01, including to provide for or evidence the release of any Guarantor in accordance with Section 10.07;

(4)  evidence and provide for the acceptance of appointment by a successor Trustee and add to or change any provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.07(f);

(5)  comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture or any supplemental indenture under the TIA;

(6)  make any change that would provide any additional rights or benefits to the Holders of the Securities of such series or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(7)  secure any series of Securities;

(8)  establish the form and terms of Securities of any series as permitted in Section 2.02, or authorize the issuance of Additional Securities of a series previously authorized or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed;

(9)  add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(10)  conform the text of this Indenture, any supplemental indenture, the Securities or the Guarantees to the extent a provision hereof or thereof was intended to be a substantially verbatim recitation of the applicable provision under the caption “Description of Debt Securities” or “Description of Notes” (or comparable section) contained in the applicable registration statement, prospectus, prospectus supplement, free-writing prospectus or offering memorandum;

(11)  allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Securities of any series;

(12)   add to, change or eliminate any of the provisions of this Indenture with respect to one or more series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding;

(13)   supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

(14)  to make any change to the provisions of Section 10.9 or Article XIII that limits or terminates the benefits applicable to any holder of Senior Indebtedness or Subordinated Indebtedness; and

(15)   prohibit the authentication and delivery of additional series of Securities.

Upon the written request of the Company accompanied by a board resolution of the Board of Directors authorizing the execution of any such supplemental indenture and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.02. With Consent of Holders.

(a)  The Company, the Guarantors and the Trustee may modify or amend this Indenture as it applies to a series of Securities with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series affected by the modification or amendment (including consents obtained in connection with a tender offer or exchange offer for Securities of such series), and any past default or compliance with any provisions of this Indenture relating to a series of Securities may also be waived (except a default in the payment of principal, premium or interest and a default under clause (b) of this Section 8.02) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series.

(b)  However, no such modification or amendment may, without the consent of each Holder of Securities of a series affected thereby:

(1)  extend the due date of the principal of, or any installment of principal of or interest on, the Securities of such series, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(2)  materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 2.02;

(3)  reduce the principal amount of, or any premium or interest rate on, the Securities of such series;

(4)  change the place or currency of payment of principal of, or any premium or interest on, the Securities of such series;

(5)  reduce the amount payable upon the redemption of any Security of such series;

(6)  impair the right to institute suit for the enforcement of any payment on or with respect to the Securities of such series after the due date thereof; or

(7)  reduce the percentage in principal amount of the then outstanding Securities of such series, the consent of whose Holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

(c)  The Holders of a majority of the principal amount of then outstanding Securities of any series may waive future compliance with certain restrictive covenants of this Indenture applicable to such series of Securities. The Holders of at least a majority in principal amount of then outstanding Securities of a series may waive any past default under this Indenture with respect to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any Securities of such series or a provision that cannot be modified or amended without the consent of the Holders of all outstanding Securities of such series.

(d)  In determining whether the Holders of the required principal amount of a series of Securities have concurred in any direction, notice, waiver or consent, Securities owned by the Company, any Subsidiary of the Company, or by any Affiliate of the Company will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

(e)  It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment that requires the consent of the Holders of the affected Securities becomes effective, the Company shall transmit to each registered Holder of the affected Securities at such Holder’s address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Securities, or any defect therein, shall not impair or affect the validity of the amendment.

Upon the written request of the Company accompanied by a board resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03. Revocation and Effect of Consents.

After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Security or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 8.04. Notation on or Exchange of Securities.

If an amendment, supplement, or waiver changes the terms of a Security, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Security (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Security, shall issue, and the Trustee shall authenticate, a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.03, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

Section 8.06. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.07. Effect of Execution of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article VIII, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.08. Subordination Unimpaired.

This Indenture may not be amended to alter the subordination of any outstanding Securities without the consent of each holder of Senior Indebtedness and Subordinated Indebtedness then outstanding that would be adversely affected thereby.

ARTICLE IX
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Applicability of Article.

Except as otherwise contemplated by Section 2.02 with respect to any series of Securities, if provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars, then the provisions of this Article IX shall be applicable. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 2.02.

Section 9.02. Satisfaction and Discharge of Liability on Securities; Defeasance.

(a)  This Indenture will be discharged and will cease to be of further effect with respect to any series of Securities (except as to rights of registration of transfer or exchange of Securities and rights to receive principal of and premium, if any, and interest on such Securities) as to all outstanding Securities of such series issued hereunder when:

(1)  either:

(A)  all the Securities of such series that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B)  all Securities of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption as otherwise specified pursuant to Section 2.02 for Securities of such series, and, in any case, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Securities, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Securities of such series not theretofore delivered to the Trustee for cancellation,

(2)  the Company or any Guarantor has paid all sums payable by it under this Indenture, and

(3)  the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such series at maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b)  Subject to clause (c) of this Section 9.02 and Section 9.03, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Securities of a series (“Legal Defeasance”). Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such series and the related Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Securities of such series and the related Guarantees, except as to:

(1)  the rights of Holders of such series of Securities issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due solely out of the trust created pursuant to this Indenture;

(2)  the Company’s obligations with respect to such series of Securities concerning issuing temporary Securities under Section 2.12, registration of Securities under Section 2.05, mutilated, destroyed, lost or stolen Securities under Section 2.09, and the maintenance of an office or agency for payment under Section 2.05 and money for security payments held in trust under Section 2.06;

(3)  the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4)  the applicable provisions of this Article IX.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to (A) their respective obligations under Sections 4.03 through 4.05 with respect to the outstanding Securities of a series, (B) the operation of Sections 6.01(5), (6), (7) or (8) (only as such clauses (7) or (8) apply to Significant Subsidiaries) and (C) if so specified pursuant to Section 2.02 with respect to Securities of a series, any other restrictive covenant added for the benefit of such series pursuant to Section 2.02 (“Covenant Defeasance”) on and after the conditions in Section 9.03 with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Securities. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

(c)  If the Company exercises its Legal Defeasance option, payment of the Securities of such series may not be accelerated because of an Event of Default with respect thereto.

(d)  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(e)  Notwithstanding clauses (a) and (b) of this Section 9.02, the Company’s obligations in Sections 2.05, 2.07, 2.08, 2.09, 2.17, 7.06, 9.06 and 9.07 shall survive with respect to such series of Securities until such time as the Securities of such series have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 9.06 and 9.07 shall survive.

Section 9.03. Conditions to Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Securities of any series:

(a)  the Company must irrevocably deposit with the Trustee or other agent, as trust funds, in trust solely for the benefit of the Holders of the Securities of such series U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal (including any mandatory sinking fund payments) of, premium, if any, and interest on the Securities of such series on the stated date for payment or on the Redemption Date of the principal or installment of principal of, premium, if any, or interest on such series of Securities;

(b)  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the Issue Date, or the Company having received a ruling from, or published by, the Internal Revenue Service to that effect;

(c)  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(d)  no Default or Event of Default (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(e)  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this Section 9.03, the conditions set forth in the foregoing subsections (b), (c), (d) and (e) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (a), (i) no Default under clauses (1), (2), (8) and (9) under Section 6.01 has occurred and is continuing on the date of such deposit and after giving effect thereto, and (ii) either (x) a notice of redemption has been transmitted providing for redemption of all the Securities of such series not more than 60 days after such transmission and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the Securities of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Covenant Defeasance option.

If the funds deposited with the Trustee or other agent to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Securities of the applicable series when due, then the Company’s obligations and the obligations of the Guarantors under this Indenture will be revived with respect to such series and no such defeasance will be deemed to have occurred.

Section 9.04. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other agent pursuant to Section 9.03(a) in respect of the outstanding Securities of a series shall be held in trust and applied by the Trustee or other agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law. All money and U.S. Government Obligations (or other property as may be provided pursuant to Section 2.02) (including the proceeds thereof) deposited with the Trustee or other agent pursuant to Section 9.03 in respect of any Securities of any series and which are held in trust shall not be subject to the provisions of Section 10.9 or Article XIII.

The Company shall pay and indemnify the Trustee or other agent against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.03(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article IX to the contrary notwithstanding, the Trustee or other agent shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.03(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or other agent, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.05. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or U.S. Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.02; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.06. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.03(a), to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.07. Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, or interest on such Security shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Company either transmit to each Holder affected, at the address shown in the register of the Securities maintained by the Registrar pursuant to Section 2.05, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such transmission or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Security shall not be subject to claims of the holders of Senior Indebtedness or Subordinated Indebtedness under Section 10.9 or Article XIII. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

Section 9.08. Deposits of Non-U.S. Currencies.

Notwithstanding the foregoing provisions of this Article IX, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article IX shall be as set forth in the Company Order or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE X
GUARANTEES

Section 10.01. Guarantees.

(a)  Except as otherwise contemplated by Section 2.02 with respect to any series of Securities, if any series of Securities is issued with the benefit of Guarantees, then the provisions of this Article X will be applicable to such Securities. Each reference in this Article X to a “Security” or the “Securities” refers to the Securities of the particular series as to which provision has been made for such Guarantees. If more than one series of Securities as to which such provision has been made are outstanding at any time, the provisions of this Article X shall be applied separately to each series.

(b)  Each Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Securities will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)  Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any series of Securities, as the case may be, except by complete performance of the obligations contained in such Securities, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

(e)  Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)  To evidence its Guarantee, each Guarantor hereby agrees that a Notation of Guarantee will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered to the Trustee and that this Indenture or a supplemental indenture to this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Security a Notation of Guarantee. The delivery of any Security by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors. If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Notation of Guarantee is endorsed, the Notation of Guarantee will be valid nevertheless.

Section 10.02. Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Limitation of Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article X, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 10.05. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

Section 10.06. Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

Section 10.07. Release of a Guarantor.

Any Guarantee issued by any Guarantor under this Indenture shall be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any Holder of the Securities or any other person, upon:

(1)  a sale or disposition of such Guarantor in a transaction that complies with this Indenture such that such Guarantor ceases to be a Subsidiary of the Company;

(2)  with respect to any series of Securities, if the Company exercises its Legal Defeasance option or its Covenant Defeasance option with respect to such series of Securities or if the Company’s obligations under this Indenture are discharged with respect to such series of Securities in accordance with the terms of this Indenture;

(3)  upon such Guarantor no longer being an issuer or guarantor in respect of (i) Mylan Notes that have an aggregate principal amount in excess of $500.0 million or (ii) any Triggering Indebtedness, in each case, other than in respect of Indebtedness or Guarantees, as applicable, that are being concurrently released; or

(4)  with respect to any series of Securities, upon receipt of the consent of the Holders of a majority of the aggregate principal amount of the outstanding Securities of such series in accordance with Section 8.02.

Section 10.08. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee is knowingly made in contemplation of such benefits.

Section 10.09. Subordination of Guarantees.

The obligations of each Guarantor under its Guarantee of a series of Securities pursuant to this Article X will be junior and subordinated to the Senior Indebtedness and Subordinated Indebtedness of such Guarantor on the same basis as the Securities of such series are junior and subordinated to Senior Indebtedness and Subordinated Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by each Guarantor only at such times as they may receive and/or retain payments in respect of the Securities of such series pursuant to this Indenture, including Article XIII. Unless otherwise provided with respect to the Guarantee of any series of Securities pursuant to the Company Order or supplemental indenture establishing such series of Securities pursuant to Section 2.02, the provisions of this Section 10.09 shall be applicable to the Guarantee of each series of Securities.

ARTICLE XI
SINKING FUNDS

Section 11.01. Applicability of Sinking Fund.

(a)  Except as otherwise contemplated by Section 2.02 with respect to any series of Securities, redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article XI.

(b)    The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 11.02.

Section 11.02. Mandatory Sinking Fund Obligation.

The Company may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Section 3.04 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities, the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 11.03. Optional Redemption at Sinking Fund Redemption Price.

In addition to the sinking fund requirements of Section 11.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Company intends to exercise its right to make such optional payment in any year, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate stating that the Company will exercise such optional right, and specifying the amount which the Company will pay on or before the next succeeding sinking fund payment date. Such Officer’s Certificate shall also state that no Event of Default has occurred and is continuing.

Section 11.04. Application of Sinking Fund Payment.

(a)  If the sinking fund payment or payments made in funds pursuant to either Section 11.02 or 11.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the redemption price specified pursuant to Section 3.04. Upon written direction from the Company (which direction shall confirm the amount to be redeemed), the Trustee shall select, in the manner provided in Section 3.03, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption of the Securities to be given in substantially the manner provided in Section 3.04 for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 11.04. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series on the Maturity Date.

(b)   On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 11.04.

(c)  The Trustee shall not redeem any Securities of a series with sinking fund moneys or send any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which a Responsible Officer of the Trustee has received written notice, except that if the notice of redemption of any Securities of such series shall theretofore have been sent in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article XI. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 11.04.

ARTICLE XII
MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent electronically, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

Viatris Inc.
1000 Mylan Boulevard
Canonsburg, PA 15317
Attn: Chief Financial Officer, Treasurer and Assistant Secretary
Email:

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
375 Ninth Avenue
New York, NY 10001
Attn:   Ryan J. Patrone
Email: rpatrone@cravath.com

If to the Trustee:

Mailing Address:
The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attn: Corporate Trust Administration
Email:

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee in any of its capacities hereunder shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company and/or any Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or such Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or any Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and any Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and any Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, any Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or such Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and any Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or such Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Any notice or communication transmitted to a Holder shall be transmitted to him or her at his or her address shown on the register kept by the Registrar.

Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is transmitted in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Company transmits a notice or communication to Holders, it will transmit a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Notwithstanding anything to the contrary contained herein, as long as the Securities of a series are in the form of a Global Security, notice to the Holders of such series may be made electronically in accordance with the applicable procedures of the Depositary.

Section 12.03. Certificate and Opinion as to Conditions Precedent.

(a)  Upon any request or application by the Company to the Trustee to take any action under this Indenture, if so requested by the Trustee, the Company shall furnish to the Trustee:

(1)  an Officer’s Certificate (which must include the statements set forth in Section 12.04) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel (which must include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)   Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(c)  Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d)   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(e)  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.04. Statements Required in Certificate and Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, board member, member, partner, officer, employee or equityholder of the Company, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Company’s or such Guarantor’s obligations under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Company in respect of the Securities). Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.08. Governing Law; Waiver of Jury Trial; Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE RESIDING IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS REFERRED TO IN SECTION 12.02. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.07.

Section 12.11. Separability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 12.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Benefits of Indenture.

Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the holders of Senior Indebtedness, the holders of Subordinated Indebtedness and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors, the holders of Senior Indebtedness, the holders of Subordinated Indebtedness and the Holders of the Securities.

Section 12.15. Electronic Delivery.

The parties acknowledge and agree that they may execute this Indenture, and any variation or amendment to the same, and all documents required to be delivered in connection with this Indenture, by electronic instrument. The parties agree that the electronic signatures appearing on this Indenture and on all documents required to be delivered in connection with this Indenture shall have the same effect as handwritten signatures and the use of an electronic signature on this Indenture and on all documents required to be delivered in connection with this Indenture shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Indenture and on all documents required to be delivered in connection with this Indenture, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

Section 12.16. Office of Foreign Assets Control Sanctions Representations.

(a)        The Company represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b)        The Company covenants that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 12.17. Foreign Account Tax Compliance Act (FACTA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to The Bank of New York Mellon sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions), to the extent such information is directly available to the Company, so The Bank of New York Mellon can determine whether it has tax-related obligations under Applicable Law, (ii) that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon for any losses it may suffer due to the actions it takes to comply with such Applicable Law.  The terms of this section shall survive the termination of this Indenture.

ARTICLE XIII
SUBORDINATION OF SECURITIES

Section 13.01. Applicability of Article.

Unless otherwise provided with respect to the Securities of any series in or pursuant to the Company Order or supplemental indenture establishing such series of Securities pursuant to Section 2.02, the provisions of this Article XIII shall be applicable to each series of Securities.

Section 13.02. Securities Subordinate to Senior Indebtedness and Subordinated Indebtedness.

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIII, the payment of the principal of, premium, if any, or interest or any additional amounts on each and all of the Securities of such series is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and Subordinated Indebtedness of the Company. No provisions of this Article XIII shall prevent the occurrence of any Event of Default.

Section 13.03. Payment Over of Proceeds Upon Dissolution, Etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Proceeding”), the holders of Senior Indebtedness and Subordinated Indebtedness of the Company shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness and Subordinated Indebtedness of the Company, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness and Subordinated Indebtedness of the Company, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company subordinated to the payment of the Securities), on account of principal of, premium, if any or interest or any additional amounts on the Securities or on account of any purchase or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions, other than the payment or distribution of stock or securities of the Company referred to in the second succeeding paragraph, herein referred to, individually and collectively, as a “Securities Payment”), and to that end the holders of Senior Indebtedness and Subordinated Indebtedness of the Company shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 13.03, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Indebtedness and Subordinated Indebtedness of the Company is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness and Subordinated Indebtedness of the Company, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness and Subordinated Indebtedness of the Company remaining unpaid, to the extent necessary to pay all Senior Indebtedness and Subordinated Indebtedness of the Company in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness and Subordinated Indebtedness of the Company.

For purposes of this Article XIII only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness and Subordinated Indebtedness of the Company to substantially the same extent as the Securities are so subordinated as provided in this Article XIII. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or other disposition of all or substantially all of its assets to another Person upon the terms and conditions set forth in Article V shall not be deemed a Proceeding for the purposes of this Section 13.03 if the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or other disposition such assets, as the case may be, shall, as a part of such consolidation, merger, amalgamation, sale or conveyance, comply with the conditions set forth in Article V.

Section 13.04. No Payment When Senior Indebtedness or Subordinated Indebtedness of the Company in Default.

In the event that any Senior Payment Default or Subordinated Payment Default shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default or Subordinated Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness or Subordinated Indebtedness of the Company shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness or Subordinated Indebtedness of the Company; provided, however, that nothing in this Section 13.04 shall prevent the satisfaction of any sinking fund payment in accordance with Article XIII by delivering and crediting pursuant to Article XI Securities which have been acquired (upon redemption or otherwise) prior to such Senior Payment Default or Subordinated Payment Default.

In the event that any Senior Nonmonetary Default or Subordinated Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default or Subordinated Nonmonetary Default from a Representative for the Senior Indebtedness or Subordinated Indebtedness which is the subject of such Senior Nonmonetary Default or Subordinated Nonmonetary Default, as applicable, no Securities Payment shall be made during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default or Subordinated Nonmonetary Default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness or Subordinated Indebtedness that is the subject of such Senior Nonmonetary Default or Subordinated Nonmonetary Default, as applicable, shall have been discharged; or (ii) the date on which the Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from a Representative for the Senior Indebtedness or Subordinated Indebtedness initiating the Payment Blockage Period; provided, however, that nothing in this Section 13.04 shall prevent the satisfaction of any sinking fund payment in accordance with Article 11 by delivering and crediting pursuant to Section 11.02 Securities which have been acquired (upon redemption or otherwise) prior to the date of such receipt of such written notice. As used herein, “Representative” means (i) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or Subordinated Indebtedness or (ii) with respect to any Senior Indebtedness or Subordinated Indebtedness that does not have any such trustee, agent or other representative, (a) in the case of such Senior Indebtedness or Subordinated Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness or Subordinated Indebtedness, any holder or owner of such Senior Indebtedness or Subordinated Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness or Subordinated Indebtedness and (b) in the case of all other such Senior Indebtedness or Subordinated Indebtedness, the holder or owner of such Senior Indebtedness or Subordinated Indebtedness.

In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section 13.04, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section 13.04 shall not apply to any Securities Payment with respect to which Section 13.03 would be applicable.

Section 13.05. Payment Permitted if No Default.

Nothing contained in this Article XIII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 13.03 or under the conditions described in Section 13.04, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article XIII.

Section 13.06. Subrogation to Rights of Holders of Senior Indebtedness and Subordinated Indebtedness of the Company.

Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness and Subordinated Indebtedness of the Company, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness and Subordinated Indebtedness of the Company, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness and Subordinated Indebtedness of the Company to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness and Subordinated Indebtedness of the Company until the principal of, premium, if any, and interest and any additional amounts on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness and Subordinated Indebtedness of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIII, and no payments over pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness and Subordinated Indebtedness of the Company by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and Subordinated Indebtedness of the Company and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness or Subordinated Indebtedness of the Company.

Section 13.07. Provisions Solely to Define Relative Rights.

The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness and Subordinated Indebtedness of the Company, on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and Subordinated Indebtedness of the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XIII of the holders of Senior Indebtedness and Subordinated Indebtedness of the Company, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of, premium, if any, and interest and any additional amounts on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness and Subordinated Indebtedness of the Company; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness and Subordinated Indebtedness of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 13.08. Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 13.09. No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Indebtedness or Subordinated Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness or Subordinated Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness or Subordinated Indebtedness of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or Subordinated Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness or Subordinated Indebtedness of the Company or any instrument evidencing the same or any agreement under which Senior Indebtedness or Subordinated Indebtedness of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or Subordinated Indebtedness of the Company; (iii) release any Person liable in any manner for the collection of Senior Indebtedness or Subordinated Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 13.10. Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or Subordinated Indebtedness of the Company or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.10 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest or any additional amounts on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or Subordinated Indebtedness of the Company (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness or Subordinated Indebtedness of the Company (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Subordinated Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Subordinated Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.11. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness or Subordinated Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

Section 13.12. Trustee Not Fiduciary for Holders of Senior Indebtedness or Subordinated Indebtedness of the Company.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Subordinated Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness or Subordinated Indebtedness of the Company shall be entitled by virtue of this Article XIII or otherwise.

Section 13.13. Rights of Trustee as Holder of Senior Indebtedness or Subordinated Indebtedness of the Company; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness or Subordinated Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Subordinated Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 13.14. Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company with respect to the Securities and be then acting hereunder, the term “Trustee” as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that Section 13.13 shall not apply to the Company or any Affiliate of the Company if the Company or one of its Affiliates acts as Paying Agent.

Section 13.15. Defeasance of this Article XIII.

The subordination of the Securities of a series provided by this Article XIII is expressly made subject to the provisions for defeasance or covenant defeasance in Article IX and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities of such series then outstanding shall thereupon cease to be subordinated pursuant to this Article XIII.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

VIATRIS INC.

By:
Name:
Title:

THE GUARANTORS NAMED ON SCHEDULE A HERETO, as Guarantors,

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Signature Page to Junior Subordinated Indenture]

SCHEDULE A

EXHIBIT A

[FORM OF NOTATION OF GUARANTEE]

Each of the undersigned (collectively, the “Guarantors”) have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future director, board member, member, partner, officer, employee or equityholder of the Guarantors will have any liability for any of the Guarantor’s obligations under the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Company in respect of the Securities). Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Guarantees.

Each Holder of a Security by accepting a Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[GUARANTORS]

By:
Name:
Title: